Exhibit 10.19

FORM OF OPTION ROLLOVER AGREEMENT

THIS OPTION ROLLOVER AGREEMENT, dated as of February 13, 2008 (this “Agreement”), is made by and between Chill Holdings, Inc., a Delaware corporation (“Holdings”), and [            ], an individual (the “Management Participant”).

WHEREAS, Holdings entered into an Agreement and Plan of Merger, dated as of October 21, 2007 (as may be amended from time to time, the “Merger Agreement”), with Chill Acquisition, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Holdings (together with its successors and assigns, “Merger Sub”) and Goodman Global, Inc., a Delaware corporation (the “Company”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), whereby Merger Sub will cease to exist and the Company will become a wholly owned indirect subsidiary of Holdings;

WHEREAS, pursuant to Section 2.1(f) of the Merger Agreement, each option to purchase shares of common stock of the Company (the “Company Stock Option”) granted under the 2004 Stock Option Plan and the 2006 Incentive Award Plan of the Company (together, the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the consummation of the Merger (the “Closing”), other than any such option that is subject to an alternative arrangement specifically agreed to between Holdings and the holder thereof, shall, as of the Closing, become fully vested and be converted into the right to receive at the Closing an amount in cash in U.S. dollars equal to the product of (i) the total number of shares of common stock of the Company subject to such Company Stock Option and (ii) the excess, if any, of (A) $25.60 over (B) the exercise price per share of common stock of the Company subject to such Company Stock Option, with the aggregate amount of such payment rounded to the nearest cent less such amounts as are required to be withheld or deducted under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any provision of U.S. federal, state, local or foreign tax law with respect to the making of such payment (the “Option Consideration”); and

WHEREAS, the Management Participant was granted one or more Company Stock Options pursuant to the Company Stock Plans;

WHEREAS, the parties hereto desire to agree that, pursuant to the Merger Agreement, the Company Stock Options held by the Management Participant (the “Management Participant Options”) shall become fully vested as of the Closing, and, to the extent set forth on Schedule I hereto, remain outstanding and be assumed by Holdings as provided for herein;

NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

I.	Company Stock Options.

Holdings and the Management Participant hereby acknowledge and agree that as of the date of this Agreement, the Management Participant Options shall, to the extent then outstanding, become fully vested as of the Closing.

II.	Rollover of the Unexercised Portion of the Management Participant Option.

Subject to terms and conditions set forth herein, to the extent set forth on Schedule I hereto, the Management Participant hereby permanently and irrevocably elects not to exercise the Company Stock Options in connection with the Merger, and therefore acknowledges that following the Merger, the portion of the Management Participant Options described on Schedule I shall remain outstanding and be converted automatically into options to acquire the common stock, par value $0.01 per share of Holdings (the “Holdings Common Stock”) (as so converted, the “Rollover Options”). It is hereby expressly agreed and acknowledged that the Management Participant shall not be entitled to the Option Consideration with respect to shares of Holdings Common Stock subject to the Rollover Options. Without limiting the foregoing, the Rollover Options shall be subject to the same general terms and conditions as are applicable to the Management Participant Options as of the date hereof, except that:

(i) such Rollover Options shall be fully vested and immediately exercisable;

(ii) the exercise price per share of such Rollover Options shall be $2.07, and the number of shares of Holdings Common Stock subject to the Rollover Options shall be the number set forth on Column F of Schedule I hereto, which shall have been determined by dividing the total option spread indicated on Column E of Schedule I hereto by $7.93, whereby the total option spread before and after such conversion shall, subject to the following proviso, remain unchanged; provided, that in performing such adjustment, the number of shares subject to the Rollover Options after the conversion shall have been rounded down to the nearest whole number of shares of Holdings Common Stock, to the extent necessary;

(iii) in connection with any extraordinary cash dividend declared and paid on the Holdings Common Stock, the Rollover Option shall be adjusted by the Board of Directors of Holdings (the “Board”), or committee thereof, in a manner it deems equitable in its good faith, which may include the reduction of the exercise price per share of Holdings Common Stock subject to the Rollover Option by the amount of such dividend, provided that if such reduction exceeds the exercise price per share (or such percentage of the exercise price per share that Holdings determines would result in adverse tax consequences to the Management Participant) or would cause the Rollover Option to cease to be exempt from Section 409A of the Code, then such excess shall be paid in cash; and

(iv) to the extent that the Board (or any committee thereof) makes adjustments to the Management Participant’s stock option granted under the Chill Holdings, Inc. 2008 Stock Incentive Plan, pursuant to Section 11 thereof, corresponding adjustments shall be made to the Rollover Option.

III.	Execution of Management Stockholders Agreements.

Concurrently with the execution and delivery of this Agreement, each of Holdings and the Management Participant agrees to execute and deliver the Management Stockholders Agreement, as may be amended from time to time, in the form attached as Exhibit A hereto (the “Management Stockholders Agreement”).

IV.	Termination.

This Agreement shall terminate automatically and the transactions contemplated hereby shall be abandoned if at any time prior to the Closing, the Merger Agreement shall have been terminated in accordance with its terms. In the event of any termination of this Agreement as provided in this Article IV, this Agreement shall forthwith become wholly void and of no further force or effect (except Article VI) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in such Article VI. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

V.	Representations and Warranties.

1. Representations and Warranties of the Management Participant. The Management Participant represents and warrants to Holdings that:

a. He or she is competent to, and has sufficient capacity to, execute and deliver this Agreement and the agreements contemplated hereby and to perform his or her obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Management Participant and, assuming the due authorization, execution and delivery of this Agreement by Holdings, this Agreement constitutes the valid and binding obligation of the Management Participant, enforceable against the Management Participant in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

b. The execution, delivery and performance by the Management Participant of this Agreement and the agreements contemplated hereby and the consummation by the Management Participant of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Management Participant or his or her properties or assets; (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Management Participant or his or her properties or assets; or (iii) result in any breach of any terms or conditions, or constitute a default under, any contract, agreement or instrument to which the Management Participant is a party or by which the Management Participant or his or her properties or assets are bound.

c. The Management Participant (i) is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that he or she is able to fend for himself, can bear the economic risk of the Management Participant’s investment in Holdings, and has such knowledge and experience in financial and business matters that the Management Participant is capable of evaluating the merits and risks of the investment in the Holdings Common Stock and can afford a complete loss of his or her investment, (ii) understands that no public market now exists for the Holdings Common Stock and there is no assurance that a public market will ever exist for the Holdings Common Stock, (iii) understands that the Holdings Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom, and that in the absence of an effective registration statement covering the Holdings Common Stock or an available exemption from registration under the Securities Act, the Holdings Common Stock must be held indefinitely and (iv) is acquiring securities of Holdings for his or her own account and not with a view to, or for sale in connection with, any distribution of the securities.

2. Representations and Warranties of Holdings.

a. Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery by Holdings of this Agreement and the agreements contemplated hereby, the performance by Holdings of its obligations hereunder and thereunder, and the consummation by Holdings of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Holdings and, assuming the due execution and delivery thereof by the Management Participant, constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law).

b. The execution, delivery and performance by Holdings of this Agreement and the agreements contemplated hereby and the consummation by Holdings of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Holdings or its properties or assets; (ii) violate the provisions of the certificate of incorporation or bylaws of Holdings, as amended to date; or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to Holdings or its properties or assets.

c. No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by Holdings, in order (x) for this Agreement to constitute a legal, valid and binding obligation of Holdings or (y) to authorize or permit the existence of Rollover Options.

VI.	Miscellaneous.

1. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows to Holdings and the Management Participant, or to such other address as may be hereafter notified by the parties hereto:

If to Holdings, to it at the following address:

c/o Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, California 94111

Attn: Arrie Park

Telephone: (415) 788-5111

Telecopy: (415) 788-0176

with a copy to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

Attn:	Richard Capelouto, Esq.
Kirsten Jensen, Esq.

Telephone: (650) 251-5000

Telecopy: (650) 251-5002

If to the Management Participant, to the most recent address of the Management Participant set forth in the personnel records of the Company.

2. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that state. Each of the parties by its execution hereof hereby (i) irrevocably submits to the jurisdiction of the federal and state courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other agreement contemplated hereby or relating to the subject matter hereof or thereof, (ii) stipulates that the above-named courts are proper, exclusive, and convenient venues for any legal proceeding arising out of this Agreement, and (iii) waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that any right or remedy relating to this Agreement or any other agreement contemplated hereby, or the subject matter hereof or thereof, may not be enforced in or by such court. Each of the parties hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of Delaware, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section VI.1. hereof is reasonably calculated to give actual notice.

3. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

4. Successors and Assigns. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors.

5. Limitation on Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Any assignment or delegation in derogation of this provision shall be null and void.

6. Tax Reporting. It is intended that the conversion of the Management Participant Option into the Rollover Option contemplated herein shall be treated as a nontaxable event for federal, state and local tax purposes and shall be so reported by the Management Participant.

7. Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

9. Survival. The representations and warranties contained herein will survive the transactions contemplated by this Agreement.

10. Amendments and Waivers. No amendment, modification or supplement to the Agreement shall be enforced against any party unless such amendment, modification or supplement is in writing and signed by Holdings and the Management Participant. Any waiver by any party of any term of this Agreement shall not operate as or be construed to be a waiver of any other term of this Agreement. Any waiver must be in writing and signed by the party charged therewith.

11. Integration. This Agreement, the Management Stockholders Agreement and the documents referred to herein and therein or delivered pursuant hereto or thereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter. There are no third party beneficiaries having rights under or with respect to this Agreement.

12. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, Holdings and the Management Participant have executed this Agreement as of the day and year first above written.

CHILL HOLDINGS, INC.

By:
Name:
Title:

MANAGEMENT PARTICIPANT:

Name:

Address:

Telephone:
Telecopy: